As filed with the Securities and Exchange Commission on May 4, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE BROKERS GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	6211	30-0390693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
ONE PICKWICK PLAZA GREENWICH, CONNECTICUT 06830 (203) 618-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THOMAS PETERFFY
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
ONE PICKWICK PLAZA
GREENWICH, CONNECTICUT 06830
(203) 618-5800

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:
ADAM M. FOX, ESQ.	GREGORY A. FERNICOLA, ESQ.
DECHERT LLP	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
30 ROCKEFELLER PLAZA	FOUR TIMES SQUARE
NEW YORK, NEW YORK 10112	NEW YORK, NEW YORK 10036
(212) 698-3500	(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-138955

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, $0.01 par value per share	$199,900,000	$6,136.93

(1)             Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(2)             An additional indeterminate amount of securities are being registered hereby to be offered solely for market making purposes by an affiliate of the registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

(3)             The registrant previously registered shares having a proposed maximum aggregate offering price of $1,000,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-138955), for which an aggregate filing fee of $53,500 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed to increase the maximum aggregate offering price of Class A Common Stock, par value $0.01 per share, of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138955), initially filed by the Registrant on November 27, 2006 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 3, 2007. The opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent are filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-138955), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.                        Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-138955) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Document
5.1	Opinion of Dechert LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-1 of Registrant (File No. 333-138955), filed on November 27, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on May 3, 2007.

INTERACTIVE BROKERS GROUP, INC.
By:	/s/ PAUL J. BRODY
Paul J. Brody,
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of Interactive Brokers Group, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ THOMAS PETERFFY	Chairman of the Board of Directors, Chief	May 3, 2007
Thomas Peterffy	Executive Officer and President (Principal
Executive Officer)
*	Vice Chairman and Director	May 3, 2007
Earl H. Nemser
/s/ PAUL J. BRODY	Chief Financial Officer, Treasurer, Secretary and
Paul J. Brody	Director (Principal Financial and Accounting Officer)	May 3, 2007
*	Senior Vice President, Software Development
Milan Galik	and Director	May 3, 2007
/s/ PHILIP D. DEFEO	Director	May 3, 2007
Philip D. DeFeo

*By:	/s/ PAUL J. BRODY
Paul J. Brody Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Document
5.1	Opinion of Dechert LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-1 of Registrant (File No. 333-138955), filed on November 27, 2006).